Exhibit 10.8.3
THIRD AMENDMENT TO LEASE
      THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into this 14 day of June, 2007 (“Amendment Date”) by and between Saul Holdings Limited Partnership as successor-in-interest to B. F. Saul Real Estate Investment Trust (hereinafter referred to as “Landlord”) and SeraCare Life Sciences, Inc., a Delaware corporation, as successor-in-interest to BBI-Biotech Research Laboratories, Inc. (hereinafter referred to as “Tenant”).
     WHEREAS, Landlord and Tenant have entered into that certain Lease dated May 16, 1997, as amended by that certain First Amendment to Lease dated October 14, 1997, that certain Letter Agreement dated October 15, 1997, that certain Second Amendment to Lease dated December 9, 1997, and that certain Letter Agreement dated June 18, 1998 (collectively, the “Lease”) for approximately 36,304 square feet of space in the Avenel Business Park, Phase IV Building located at 215 Perry Parkway, Gaithersburg, Maryland 20878; and
     WHEREAS, the parties hereto desire to enter into this Third Amendment for the purposes hereinafter set out.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. TERM. Article 2 of the Lease captioned “Term” is hereby amended to provide that the term of the Lease shall be extended for an additional period of one hundred twenty (120) months, commencing on November 1, 2007 (the “Renewal Date”) and ending on October 31, 2017.
2. BASE RENT.
     (a) As of the Renewal Date, paragraphs (i) through (x) of Article 3(a) of the Lease are deleted and replaced with the following:
     (i) Tenant shall pay Base Rent in the amount of Six Hundred Sixty-Two Thousand Five Hundred Forty-Eight and No/100 Dollars ($662,548.00) per year in equal monthly installments of Fifty-Five Thousand Two Hundred Twelve and 33/100 Dollars ($55,212.33) each for the period commencing on November 1, 2007 and ending on October 31, 2008; and
     (ii) Tenant shall pay Base Rent in the amount of Six Hundred Eighty-Two Thousand Four Hundred Twenty-Four and 44/100 Dollars ($682,424.44) per year in equal monthly installments of Fifty-Six Thousand Eight Hundred Sixty-Eight and 70/100 Dollars ($56,868.70) each for the period commencing on November 1, 2008 and ending on October 31, 2009; and
     (iii) Tenant shall pay Base Rent in the amount of Seven Hundred Two Thousand Eight Hundred Ninety-Seven and 17/100 Dollars ($702,897.17) per year in equal monthly Installments of Fifty-Eight Thousand Five Hundred Seventy-Four and 76/100 Dollars ($58,574.76) each for the period commencing on November 1, 2009 and ending on October 31, 2010; and
     (iv) Tenant shall pay Base Rent in the amount of Seven Hundred Twenty-Three Thousand Nine Hundred Eighty-Four and 09/100 Dollars ($723,984.09) per year in equal monthly installments of Sixty Thousand Three Hundred Thirty-Two and 01/100 Dollars ($60,332.01) each for the period commencing on November 1, 2010 and ending on October 31, 2011; and
     (v) Tenant shall pay Base Rent in the amount of Seven Hundred Forty-Five Thousand Seven Hundred Three and 51/100 Dollars ($745,703.61) per year in equal monthly installments of Sixty-Two Thousand One Hundred Forty-One and 97/100 Dollars ($62,141.97) each for the period commencing on November 1, 2011 and ending on October 31, 2012; and
     (vi) Tenant shall pay Base Rent in the amount of Seven Hundred Sixty-Eight Thousand Seventy-Four and 72/100 Dollars ($768,074.72) per year in equal monthly installments of Sixty-Four Thousand Six and 23/100 Dollars ($64,006.23) each for the period commencing on November 1, 2012 and ending on October 31, 2013; and
     (vii) Tenant shall pay Base Rent in the amount of Seven Hundred Ninety-One Thousand One Hundred Sixteen and 96/100 Dollars ($791,116.96) per year in equal monthly installments of Sixty-Five Thousand Nine Hundred Twenty-Six and 41/100 Dollars ($65,926.41) each for the period commencing on November 1, 2013 and ending on October 31, 2014; and
     (viii) Tenant shall pay Base Rent in the amount of Eight Hundred Fourteen Thousand Eight Hundred Fifty and 47/100 Dollars ($814,850.47) per year in equal monthly installments of Sixty-Seven Thousand Nine Hundred Four and 21/100 Dollars ($67,904.21) each for the period commencing on November 1, 2014 and ending on October 31, 2015; and
     (ix) Tenant shall pay Base Rent in the amount of Eight Hundred Thirty-Nine Thousand Two Hundred Ninety-Five and 98/100 Dollars ($839,295.98) per year in equal monthly installments of Sixty-Nine Thousand Nine Hundred Forty-One and 33/100 Dollars ($69,941.33) each for the period commencing on November 1, 2015 and ending on October 31, 2016; and
     (x) Tenant shall pay Base Rent in the amount of Eight Hundred Sixty-Four Thousand Four Hundred Seventy-Four and 86/100 Dollars ($864,474.86) per year in equal monthly installments of Seventy-Two

Thousand Thirty-Nine and 57/100 Dollars ($72,039.57) each for the period commencing on November 1, 2016 and ending on October 31, 2017; and
     (b) Tenant has previously deposited with the Landlord the sum of Thirty-Nine Thousand Nine Hundred Twenty-One and 83/100 Dollars ($39,921.83) to be held by Landlord as security for Tenant’s satisfactory performance of the terms, covenants, and obligations of this Lease. In addition to this, Landlord hereby acknowledges the receipt of an additional Fifteen Thousand Two Hundred Ninety and 50/100 Dollars ($15,290.50), which shall also be held by Landlord as security for Tenant’s satisfactory performance of the terms, covenants, and conditions of the Lease in accordance with the terms of Article 3(b) of the Lease for a total security deposit of Fifty-Five Thousand Two Hundred Twelve and 33/100 Dollars ($55,212.33).
3. RIGHT TO TERMINATE. Provided that Tenant is not in default of any of the terms, conditions, obligations or provisions of this Lease (either on the date the option provided for herein is exercised or on the expiration of the eighty-fourth (84th) month after the Renewal Date), Tenant shall have the right to terminate this Lease on the last day of the eighty-fourth (84th) month after the Renewal Date by giving Landlord two hundred seventy (270) days advance written notice of its intention to terminate this Lease. To be effective, Tenant’s notice of termination shall be accompanied by (i) Tenant’s check (subject to collection) payable to Landlord’s order in the amount of Two Hundred Seventy-Seven Thousand Three Hundred and No/100 Dollars ($277,300.00) (the “Termination Fee”) as reimbursement to Landlord for brokers’ commissions paid in connection with this Lease and Landlord’s Contribution. In the event Tenant shall fail to give written notice to the Landlord of its election to so terminate this Lease as provided for in the preceding sentence and/or pay the Termination Fee, time being of essence, then Tenant shall no longer have the right to terminate this Lease and the provisions of this Section 3 shall be void and of no further force and effect.
4. LANDLORD CONTRIBUTION. In consideration of Tenant’s performance of Tenant’s Work (as defined below) in the Premises, Landlord agrees to pay to Tenant an amount (“Landlord’s Contribution”) equal to the lesser of (i) the actual amount expended by Tenant in performing Tenant’s Work within the Premises, including any costs incurred by Tenant for managing, planning, permitting, or construction in the Premises and architectural, engineering, and construction management fees, or (ii) Five Hundred Forty-Four Thousand Five Hundred Sixty and No/100 Dollars ($544,560.00). Landlord’s Contribution will be payable to Tenant, or to Tenant’s contractors or vendors at Tenant’s request, in monthly installments as Tenant’s Work progresses, as follows:
     (a) In amounts equal to ninety percent (90%) of the amounts expended by Tenant, upon receipt of the following:
     (i) a written certification from Tenant’s general contractor and architect certifying to Landlord that the portion of Tenant’s Work in the Premises for which payment is being requested has been completed in accordance with the approved plans and specifications; and
     (ii) executed and notarized partial lien releases from all contractors, subcontractors and materialmen performing work on the Premises related to the work described in sub-paragraph (i) above.
     (b) The remaining balance of Landlord’s Contribution will be payable within thirty (30) days from the date Tenant delivers to Landlord each of the following:
     (i) executed and notarized final lien releases from all contractors, subcontractors and materialmen performing work on the Premises;
     (ii) copies of paid invoices for all work performed in the Premises or all work to be paid through Landlord’s Contribution;
     (iii) a written certification from Tenant’s architect licensed in Maryland certifying to Landlord (and Landlord’s lender, if requested) that Tenant’s Work in the Premises has been completed in accordance with the plans and specifications; and
     (iv) Certificate of Occupancy for the Premises.
     Notwithstanding the foregoing, upon completion of Tenant’s Work, Tenant may apply any unused portion of Landlord’s Contribution up to One Hundred Eight Thousand Nine Hundred Twelve and No/100 Dollars ($108,912.00) as a credit to Base Rent at any time during the first twelve (12) months after the Renewal Date.
5. TENANT’S WORK. Tenant shall perform and/or construct certain improvements approved by Landlord including, but not limited to, painting, carpeting, replacing floor tiles, as well as upgrades to existing office and/or lab space (collectively, “Tenant’s Work”) to the Premises and shall competitively bid, award, and manage the actual construction directly through Tenant’s architect and/or construction manager. Tenant’s Work shall be constructed in accordance with mutually acceptable plans, requirements, and specifications submitted by Tenant for Landlord’s reasonable approval and otherwise in accordance with Article 9 and the other terms and conditions of the Lease. Notwithstanding anything in Article 9 of the Lease to the contrary, all requests for approval submitted by Tenant shall be responded to by Landlord in writing within ten (10) business days of such request. Landlord’s failure to respond in writing within ten (10) business days of such request would constitute a default by Landlord under the Lease. Tenant would have all remedies available to it pursuant to the Lease and/or at law or in equity. Except for Landlord’s Contribution, Tenant shall be responsible for all costs and expenses associated with Tenants Work. Landlord shall not be entitled to any construction management fee.
6. SUBORDINATION, NON-DISTURBANCE AGREEMENT. Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant’s benefit from the lender holding the mortgage lien on the property as of the Amendment Date (the “Lender”). The non-disturbance agreement shall be on the Lender’s approved form, a copy of which is attached to this Lease as Exhibit A, and Tenant shall pay to Landlord, as additional rent, all fees, costs, and expenses charged to Landlord by the Lender up to $2,500.00, if any, in connection with the Lender’s review of this Lease and negotiation or review of the non-disturbance agreement including, without limitation, the Lender’s legal fees. Landlord will provide invoice(s) for the Lender’s review to Tenant.
7. LANDLORD’S LIEN WAIVER. Landlord will, upon receipt of written request from Tenant, execute an agreement, on Landlord’s form, a copy of which is attached as Exhibit B, subordinating any Landlord liens it may have on Tenant’s inventory, trade fixtures and other personal property as a result of this Lease to a lien on such personal property held by any bona fide, third party lender; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, the term “trade fixtures” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto.
8. BROKER. Landlord shall pay the complete commission due in connection with this Lease to Larsen Commercial Real Estate Services, Inc. (“Broker”) pursuant to a separate written agreement between Landlord and Broker. Except in regard to Broker, Landlord and Tenant represent to each other that they have not dealt with any broker(s) or finder(s) concerning this Lease. Landlord and Tenant mutually agree to defend and hold each other harmless against any claims of any person or entity involving a breach of the representation contained in this Section. In the event of such a claim by any person or entity, the party against whom the claim is made or the litigation is commenced shall give reasonable notice to the other party with opportunity to such other party to defend against any claim for which indemnity will be sought under this Section. The foregoing indemnity and disclosure provisions are for the sole benefit of the parties to this Lease, and nothing contained herein shall be deemed to make Broker a third party beneficiary of this Lease, or entitle Broker, or any other person or entity other than Landlord and Tenant, to enforce this Lease.
9. OUTSIDE STORAGE AREA AND FLAMMABLE STORAGE UNITS AREA. The location of the Outside Storage Area and Flammable Storage Units Area as referred to in Article 52 of the Lease are shown on Exhibit C, which is attached hereto and by this reference made a part hereof. The approximate area for the Outside Storage Area and Flammable Storage Units Area is 3,000 square feet.
10. ENVIRONMENTAL MATTERS. Subject to the provisions of Article 53 of the Lease, Tenant represents that the list attached hereto as Exhibit D is a revised, complete and accurate list of chemicals and hazardous materials, including approximate quantities, used and stored in or about the Premises.
11. NOTICES. Effective as of the Amendment Date, Article 33 of the Lease titled “Notice” shall hereby be deleted and replaced with the following:
“All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted overnight commercial messenger service (such as Federal Express or DHL) for delivery on the next following business day. Notices sent by mail shall be deemed to be received on the date of actual receipt by the recipient or on the dale delivery is refused. Notices sent by a receipted overnight commercial messenger service shall be deemed received on the next business day after depositing with such delivery service. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord:

NOTICES AND CORRESPONDENCE	RENT, PAYMENTS, ETC.
Windham Management Company	Saul Holdings Limited Partnership
7501 Wisconsin Avenue, Suite 1500	PO Box-64288
Bethesda, Maryland 20814-6522	Baltimore, Maryland 21264-4288
Attention: Legal Department

If to Tenant:

SeraCare Life Sciences, Inc.	SeraCare Life Sciences, Inc.
375 West Street	217 Perry Parkway
West Bridgewater, Massachusetts 02379	Gaithersburg, Maryland 20877
Attention: Chief Financial Officer	Attention: Kathi Shea
(508) 580-1900	(301) 208-8100
Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this paragraph.”
12. OPTION TO RENEW. The parties hereby confirm that Tenant still retains the option to renew the term of the Lease for two (2) additional periods of five (5) years each pursuant to the terms of Article 49 of the Lease.
13. ASSIGNMENT; SUBLETTING. The last sentence of Article 19(c) of the Lease is hereby deleted in its entirety and replaced with the following:
     “(c) Notwithstanding anything contained herein to the contrary, Tenant may, without Landlord’s consent, but with written notice to Landlord given five (5) days prior to the effective date of such Transfer, effect a Transfer provided (i) such Transferee’s net worth shall be equal to at least $20,000,000,00, (ii) such Transferee’s business in the Premises shall be substantially comparable to Tenant’s business on the date hereof or to research and development facilities similar to those operating in Avenel Business Park, and (iii) such Transferee shall assume in writing all of Tenant’s obligations hereunder. For the purposes of this paragraph, Transferee’s net worth shall be equal to the total book value of assets, exclusive of intangible assets, less total liabilities.”

14. MISCELLANEOUS. Except as specifically modified hereby, the Lease shall remain in full force and effect in accordance with the terms contained therein and is hereby ratified, approved and confirmed in all respects. Any agreement, obligation or liability made, entered into or incurred by or on behalf of Landlord binds only its property and no shareholder, trustee, officer, director, employee, partner or agent of the Landlord assumes or shall be held to any liability therefor. The provisions of this Third Amendment shall be binding upon the parties hereto, their successors, and to the extent permitted under the Lease, their assigns. The submission of this Amendment for examination does not constitute an agreement, an option or an offer, and this Amendment becomes effective only upon execution and delivery thereof by Landlord to Tenant. Neither party shall have any legal obligation to the other in the event that the Amendment contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Amendment described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Amendment. Whenever in this Amendment (i) any printed portion, or any part thereof, has been stricken out, or (ii) any portion of the Lease (as the same may have been previously amended) or any part thereof, has been modified or stricken out, then, in either of such events, whether or not any replacement provision has been added, this Amendment and the Lease shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Amendment and attached hereto are a substantive part of this Amendment and are incorporated herein by reference. If drafts of this Agreement or other communications between the parties were sent by email or other electronic methods, then the following additional provisions shall also apply: (i) any typewritten signature included with any e-mail or any document attached to any email is not an electronic signature within the meaning of Electronic Signatures in Global and National Commerce Act or any other law of similar import, including without limitation, the Uniform Electronic Transactions Act (“UETA”), as the same may be enacted in any State, (ii) any transmission of this Agreement is not intended as an “electronic signature” to a “record” of such transaction (as those terms are defined under UETA); instead, it is Landlord’s intention that a record of such transaction shall be created only upon manually-affixed original signatures on an original document, and (iii) the final, definitive version of this Agreement shall be created by Landlord (the “Final Draft”), and Tenant will sign such Final Draft.
     WITNESS the following signatures and seals.

ATTEST:	TENANT: SeraCare Life Sciences, Inc.

/s/ Gregory A. Gould	By:	/s/ Susan L.N. Vogt

(seal) Corporate Secretary		Name:	Susan L.N. Vogt
		Title:	Chief Executive Officer
Tax I.D. Number: 33-0056054

ATTEST:	LANDLORD: Saul Holdings Limited Partnership
	By:	Saul Centers, Inc., General Partner

/s/ Signature	By:	/s/ B. Francis Saul III

(seal) Assistant Secretary		Name:	B. Francis Saul III
		Title:	President

SECRETARY’S CERTIFICATE
     I, Gregory A. Gould, Secretary of SeraCare Life Sciences, Inc., a Delaware corporation do hereby certify (i) that the foregoing and annexed Third Amendment was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of said resolution:
(See below)

	By:	/s/ Gregory A. Gould
Secretary

(Corporate Seal)		Date: June 14, 2007

Avenel Business Park Lease Renewal
               RESOLVED FURTHER, that the form, terms and conditions of the Lease Renewal Documents are hereby ratified and approved; and be it
                RESOLVED FURTHER, that Officers be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company, to execute, deliver and perform the Lease Renewal Documents in substantially the forms presented to the Board, in each case with such additions, deletions, modifications or other changes thereto as such Officers executing the same shall have determined to be necessary or appropriate, such determination to be conclusively evidenced by the execution thereof; and be it
               RESOLVED FURTHER, that any and all actions previously taken by any of the Officers of the Company prior to the date hereof in furtherance of the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects as the acts and deeds of the Company; and be it
               RESOLVED FURTHER, that the Officers be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company, to execute any applications, certificates, agreements, amendments or supplements or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things, including, but not limited to, the incurrence of any fees as such Officers shall have determined to be necessary or appropriate to make effective or to implement the foregoing resolutions; and be it

EXHIBIT A
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
     THIS SUBORDINATION. NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) made and entered into as of the                      day of                                         , 2007, by and between PFL Life Insurance Company (“Lender”), and SeraCare Life Sciences, Inc., a Delaware corporation (Tenant”).
     WHEREAS, Lender is the owner of and holds a mortgage loan (the “Loan”) from Saul Holdings Limited Partnership (the “Landlord”) secured by a mortgage or deed of trust (the “Mortgage”) on the land described on Exhibit A, together with present or future Improvements (the “Real Property”); and
     WHEREAS, Landlord has entered into a lease with Tenant as to all or a portion of the Real Property dated the 16th day of May 1997 (which lease together with all amendments, options, extensions, renewals and replacements is the “Lease”); and
     WHEREAS, Lender and Tenant have reached certain agreements as to the subordination of that Lease to the Mortgage, as to Tenant’s attornment to Lender and as to Lender non-disturbance of Tenant; and
     WHEREAS, the parties desire to set forth in writing their agreements.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, which the parties agree and acknowledge constitute good and adequate consideration, the parties mutually agree as follows:
1. Subordination. The Lease, all of its terms and provisions, and all of the Tenant’s rights thereunder and as to the Real Property shall be and are subordinate to the Mortgage.
2. Consent to Assignment. The Tenant consents to the assignment of the Lease to Lender as security for the Loan.
3. Notice to Lender in the Event of Landlord Default. If Landlord defaults under the Lease and, upon notice, fails to cure its default within the cure period provided under this Lease, Tenant will notify Lender of the default and afford Lender a reasonable opportunity to cure the default before terminating the Lease or exercising any self-help rights from which a right of setoff would arise.
4. New Owner Obligations. If Lender forecloses the Loan, or acquires title to the Real Property by deed in lieu of foreclosure, the following terms and conditions will govern the respective rights and obligations of Tenant and Lender or other new owner of the Real Property (in either case, the “New Owner”). Neither the New Owner or anyone claiming by, through or under the New Owner:
     (a) will be bound by any purchase option contained in the Lease.
     (b) will as to matters arising prior to the date New Owner acquires title to the Real Property, assume any Landlord’s liabilities to Tenant arising from any: (i) Landlord default, act or omission except to the extent such default, act or omission continues after New Owner succeeds to Landlord’s interest in the Real Property, or (ii) Lease indemnification or hold harmless provisions.
     (c) will be subject to any defenses, counterclaims or offsets which Tenant has as of the date New Owner acquires title to the Real Property, except as expressly provided in the Lease.
     (d) will be liable to the Tenant in excess of the value of New Owner’s interest in the Real Property.
     (e) will be bound by any modification of the Lease, including the release from liability of any party liable for the obligations of Tenant, made without New Owner’s written consent.
     (f) will be bound by any rent paid more than one month in advance unless actually received, or credited to New Owner, except as expressly required by the Lease, or unless New Owner has consented to an advance payment in writing.
     (g) will be liable for the return of security or other lease deposits, unless and then only to the extent of any security or funds actually received or credited to New Owner.
     (h) will be responsible for any consequential damages arising out of a default, act or omission of landlord under the Lease.
5. Non-disturbance. The New Owner will not disturb Tenant’s quiet enjoyment and possession of its Lease premises for so long as Tenant is not in default under the Lease beyond any applicable cure period. Lender will not join Tenant as a party defendant in any action or proceeding foreclosing the Mortgage, unless joining Tenant is necessary or appropriate to foreclose the Mortgage, and then only for such purposes and not for the purposes of terminating the Lease.
6. Tenant Obligations as to Payment of Rental under the Lease. This Agreement will not vary any terms of the Lease that condition Tenant’s obligation to pay rent on Landlord’s performance of its covenants under the Lease in respect of the habitability and quiet enjoyment of the Real Property, which Lender agrees shall apply to the New Owner as they have to the Landlord, provided Tenant has performed all of its obligation under Paragraph 3 of this Agreement.

7. Attornment. Subject to the other terms of this Agreement, Tenant will, upon notice of the transfer of title to the Real Property to New Owner, attorn to the New Owner and recognize the New Owner as the landlord under the Lease from and after the date New Owner acquires title to the Real Property.
8. Notices. Any notice under this Agreement may be delivered by hand or sent by commercial delivery service or United States Postal Service express mail, in either case for overnight delivery with proof of receipt, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant:	SeraCare Life Sciences, Inc. 375 West Street West Bridgewater, Massachusetts 02379 Attention: Chief Financial Officer (508) 580-1900	SeraCare Life Sciences, Inc. 217 Perry Parkway Gaithersburg, Maryland 20877 Attention: Kathi Shea (301) 208-8100
To Lender:

Director, Mortgage Loan Servicing AEGON USA Realty Advisors, Inc. 4333 Edgewood Road NE Cedar Rapids, Iowa 52499
Notice shall be deemed to have been given upon receipt if delivered by hand, on the next business day if sent for overnight delivery by commercial delivery service or United States Postal Service express mail, or three (3) business days following mailing if sent by certified mail, return receipt requested.
9. No Modification. No modification of this Agreement shall be valid unless in writing and executed by the party against whom enforcement is sought.
10. Applicable Law. This Agreement shall be construed according to and governed by the laws of the state in which the Real Property is located.
11. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties’ successors and assigns.
12. Counterparts. This Agreement may be executed and delivered in counterparts for the convenience of the parties.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have signed this Subordination, Non-disturbance and Attornment Agreement as of the year and date first above written.

Tenant: SeraCare Life Sciences, Inc.		Lender: PFL Life Insurance Company

By:		By:

	Name:		Name:

	Title:		Title:

ACKNOWLEDGEMENT
STATE OF:
COUNTY OF:
On this ______ day of                          , 20 ______, before me, a                                                               in and for said county, personally appeared                                        , to me personally known, who being by me duly sworn did say that that person is the                                          of said corporation and that said instrument was signed on behalf of the said corporation by authority of its board of directors and the said                                               acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntary executed.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public in and for said State

STATE OF:
COUNTY OF:
On this _____ day of           , 20__, before me, a                                              in and for said county, personally appeared                      , to me personally known, who being by me duly sworn did say that that person is the                                          of said corporation and that said instrument was signed on behalf of the said corporation by authority of its board of directors and the said                         acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntary executed.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public in and for said State

EXHIBIT B
FORM OF LANDLORD’S LIEN SUBORDINATION AGREEMENT
     This Agreement (“Agreement”) is made as of the _______ day of _____________, 2007, by and between SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called “Landlord”), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a Delaware corporation (hereinafter called “Secured Party”).
     WHEREAS, Landlord is the owner and landlord of premises situate at Avenel Business Park, Phase IV Building located at 215 Perry Parkway, Gaithersburg, Maryland (the “Premises”) more particularly described in the Lease hereinafter mentioned; and
     WHEREAS, Landlord has leased said Premises to SeraCare Life Sciences, Inc., a Delaware corporation (hereinafter called “Tenant”) under the terms and conditions of the lease dated May 16, 1997 (as amended, hereinafter called the “Lease”);
     WHEREAS, Tenant has entered into an Agreement by which it granted to Secured Party a security interest in (i) Tenant’s inventory and accounts receivable (as those terms are defined in the Uniform Commercial Code), and (ii) trade fixtures and equipment used in the operation of Tenant’s business in the Premises, all of which items are listed on Exhibit “A”, attached hereto and made a part hereof, but expressly excluding any fixtures or equipment permanently attached to the Premises, (the property described in clauses (i) and (ii) are hereinafter collectively called “Collateral”) in order to secure loans made and to be made by Secured Party to Tenant;
     WHEREAS, the loans made and to be made by Secured Party are and will be beneficial to Tenant, and permit and will permit Tenant better to continue its operations as heretofore and to pay the rent under the Lease; and
     WHEREAS, Secured Party requires assurance that Landlord’s interest in the Collateral will be subordinate to the interest of Secured Party in the Collateral, and that its security interests in the Collateral shall be paramount to any rights with respect thereto, or interest therein, which Landlord or any subsequent owner of said real estate may have as owner, landlord or otherwise;
     NOW, THEREFORE, Landlord agrees as follows:
1. Landlord’s interest, estate and/or lien in the Collateral is hereby made subordinate to the lien, interest and estate of Secured Party therein; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, the term “Collateral” shall not include any air-conditioning, heating, lighting, electrical, and plumbing equipment installed in the Premises, nor any wiring or other apparatus related thereto. Furthermore, Landlord waives any interest in Tenant’s inventory and accounts receivable and agrees not to distrain or levy upon any inventory or accounts receivable or to assess any landlord lien, right of distraint or other claim against the inventory and accounts receivable and agrees not to distrain or levy upon any inventory or accounts receivable or to assess any landlord lien, right if distraint or other claim against the inventory or accounts receivable until such time as the obligations of Tenant to Lender are paid in full or Lender waives its rights to such inventory and accounts receivable.
2. Secured Party may enter the Premises to remove the Collateral, or any part thereof, in the exercise of its rights as Secured Party, under and subject to the following terms and conditions:
     (a) Removal of the Collateral by Secured Party shall take place prior to the expiration of the Lease or, in the event as a result of Tenant’s default (i) the Lease is terminated or (ii) Landlord elects to reenter the Premises without terminating the Lease, within fifteen (15) days after Secured Party receives a copy of Landlord’s notice that it has elected to terminate the Lease or reenter the Premises; provided, however, that Secured Party may extend such fifteen (15) day period for an additional period of up to seventy-five (75) days (the “Additional Period”) after receipt of Landlord’s notice, if within ten (10) days after receipt of Landlord’s notice, Secured Party notifies Landlord in writing of the length of the Additional Period (up to the seventy-five (75) day maximum). Secured Party shall transmit to Landlord an amount equal to the then applicable sum of Base Rent, Annual Operating Costs, Additional Rent or any other amounts due under the terms of the Lease for the Additional Period on a per diem basis, pro-rated based on a thirty (30) day month until the end of the Additional Period. Any of the Collateral remaining in the Premises after the expiration of such period(s), except inventory or accounts receivable, may, at Landlord’s option exercised in accordance with the Lease and applicable laws, become the property of Landlord, or disposed of in accordance with the terms of the Lease, free of any claims of Secured Party. The foregoing provisions granting Secured Party an additional period of time to remove the Collateral and to preserve its rights under this Agreement may apply in the event that Tenant becomes a debtor under the Bankruptcy Code or any similar federal or state bankruptcy or insolvency statute if Secured Party is not permitted to remove the Collateral as a result of any stay of actions against the Tenant arising as a result of any such bankruptcy of the Tenant, be extended by Secured Party, as provided above, for an additional period (a “Bankruptcy Extension”), Landlord may elect to terminate the Secured Party’s rights hereunder if the Secured Party fails to exercise its right to extend for an Additional Period or a Bankruptcy Extension, as applicable, or to transmit the amounts required above, notwithstanding the fact that Landlord is not legally permitted to proceed against the Tenant, it being the intention of the parties that Secured Party shall not be permitted to store the Collateral in the Premises after the above described fifteen (15) day period unless the per diem Base Rent and other charges due under the Lease are paid as and when due or Secured Party otherwise cures the default of the Tenant (although Secured Party shall have no obligation to cure the default) under the Lease within fifteen (15) days following receipt of Landlord’s notice of election to terminate the Lease. Any inventory remaining in the Premises after the expiration of an Additional Period or a Bankruptcy Extension, as applicable, may be disposed of in accordance with applicable laws relating to abandoned property.
     (b) Secured Party shall repair all damage to the Premises caused by the removal of the Collateral within the time period(s) specified in the foregoing subparagraph (a).
     (c) If Landlord is required to engage counsel to collect amounts due from Secured Party with respect to the Additional Period or otherwise enforce Secured Party’s obligations hereunder. Secured Party shall pay to Landlord the reasonable costs and expenses, including attorney fees, incurred by Landlord in enforcing Secured Party’s obligations under this Agreement.
     (d) Secured Party represents and warrants to Landlord that Secured Party has the right and authority to enter the Premises and remove the Collateral, and will indemnify, hold harmless and defend Landlord from any claims by Tenant that Landlord should not allow Secured Party access to the Premises.
     (e) No action by Secured Party pursuant to this Agreement shall constitute or be deemed to be an assumption by Secured Party of any obligation under the Lease, and, except as provided herein, Secured Party shall not have any obligation to Landlord.
3. Landlord waives any rights of distraint, levy or execution against the Collateral or any claim to the Collateral so long as Secured Party has a security interest in the Collateral, as provided under the terms of this Agreement.
4. Landlord will notify Secured Party of the termination of the Lease for any reason and/or of Landlord’s election to reenter the Premises; provided, however, that any failure by Landlord to notify Secured Party of such termination or reentry shall not affect or invalidate any such notice of termination of the Lease or election to reenter given to Tenant, and such notice to Tenant shall be effective notwithstanding Secured Party’s lack of notice. Secured Party shall have the right to cure a default of Tenant under the Lease within the fifteen (15) day notice and cure period provided for in paragraph 2 a above.
5. The subordination of Landlord’s lien set forth herein shall run to the benefit of Secured Party only, and neither Tenant or any other person shall be entitled to rely on this agreement. This waiver shall be binding upon the successors and transferees of Landlord.
6. All notices required or desired to be given hereunder by either party to the other shall be sent by either (i) certified mail, return receipt requested, or (ii) a receipted commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices to the respective parties shall be addressed and sent as follows:
If to Landlord:
Saul Holdings Limited Partnership c/o Saul Centers, inc.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
Attention: Legal Department
If to Secured Party:
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street, 16th Floor, Chicago, Illinois 60601
Attention: Account Manager for MLC-HCF SeraCare transaction
With a copy to:
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
7700 Wisconsin Avenue, Suite 400,  Bethesda, Maryland 20814
Attention: Group Senior Transaction Attorney, Healthcare Finance
Either party may designate a substitute address, from time to time, by notice-in writing sent in accordance with the provisions of this paragraph 6.
7. During any period when the Collateral is being stored in the Premises for the benefit of Secured Party, (i) such storage shall be at Secured Party’s sole risk, and Landlord shall have no liability for any loss or damage to the Collateral arising or occurring during such period, and (ii) Secured Party shall defend, indemnify and save Landlord harmless from and against all claims, liabilities, suits, fines, penalties, damages, losses, fees, costs and expenses, including attorney fees, which may be imposed upon, incurred by, or served against Landlord by reason of:
     (a) any work or thing done by or on behalf of the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, licensees or invitees in or about the Premises or any parts thereof;
     (b) any use, occupation, condition, or operation by the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, or invitees, in or about the Premises or any part thereof, or any passageway or space adjacent thereto;
     (c) any act or omission on the part of the Secured Party, or any of its agents, contractors, subcontractors, servants, employees, licensees , or invitees;
     (d) any occurrence, accident, injury (including death), or damage, directly or indirectly caused by the Secured Party or any of its agents, contractors, subcontractors, servants, employees, licensees or invitees to any person or property carried in, or about the Premises or any part thereof;
     (e) any lien arising as a result of any of Secured Party’s actions or omissions with respect to its activities on or with respect to the Premises; and
     (f) failure of Secured Party to vacate the Premises as required under this Agreement.
     This indemnity shall extend to and include the costs and expenses, including reasonable attorney fees, incurred by Landlord in enforcing this indemnify. Secured Party shall not be liable for any diminution in value of the Premises caused by the absence of the Collateral actually removed or by any necessity of replacing the Collateral, and Secured Party shall have no obligation to remove or dispose of any Collateral.
8. At any time after the expiration of the Lease or ninety (90) days after Secured Party has been given notice at the address specified in paragraph 6 above that Landlord has elected to terminate the Lease and/or reenter the Premises, Landlord may request, but Secured Party shall have no obligation hereunder to provide, that Secured Party sign a letter confirming that Secured Party has no further interest in any of the Collateral left at the Premises. Landlord shall have the right to dispose of any Collateral not removed by Secured Party in accordance with the terms of the Lease and all applicable laws. Notwithstanding the foregoing, at any time after the expiration of the Lease or ninety (90) days after Secured Party has been give notice at the address specified in paragraph 6 above that Landlord has elected to terminate the Lease and/or reenter the Premises, Landlord may dispose of any Collateral remaining in the Premises, subject to the terms of the Lease and applicable laws.
9. The submission of this Agreement for examination does not constitute an agreement, an option or an offer, and this Agreement becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the Agreement contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Agreement described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Agreement. Whenever in this Agreement any printed portion, or any part thereof, has been stricken out or modified, then, in either of such events, whether or not any replacement provision has been added, this Agreement shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Agreement and attached hereto are a substantive part of this Agreement and are incorporated herein by reference.
     IN WITNESS WHEREOF, Landlord has caused these presents to be executed under seal this                      day of                               , 2007.

SECURED PARTY: MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By:	(Seal)

Name:
Title:

TENANT: SERACARE LIFE SCIENCES, INC.

By:	(Seal)

Name:

Title:

LANDLORD: SAUL HOLDINGS LIMITED PARTNERSHIP
BY: SAUL CENTERS, INC., GENERAL PARTNER

By:	(Seal)

Name:

Title:

SECURED PARTY NOTARY:

STATE OF	:
: ss.
COUNTY OF	:

FOR CORPORATIONS
     On this, the                      day of                                                              , 2007 before me, a notary public in and for the state and   county    aforesaid,. personally appeared                                                              who aknowledge                                                              to be the                                                              of the corporation which executed the foregoing, and that                                                              as such officer (s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by as such officer (s).
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
My commission expires:
(SEAL)
TENANT NOTARY:

STATE OF	:

: ss.
COUNTY OF	:

FOR CORPORATIONS
     On this, the                      day of                                                              , 2007 before me, a notary public in and for the state and county aforesaid, personally appeared                                                              who acknowledge                           to be the                                                                     of the corporation which executed the foregoing, and that                                                              as such officer(s), being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by as such officer(s).
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public
My commission expires:
(SEAL)
[Landlord’s notary page follows]

STATE OF MARYLAND	)
COUNTY OF	)
     On this                      day of                                         , 2007, before me appeared                                          to me personally known, who, being by me duly sworn, did say that he is                                          of Saul Centers, Inc., a Corporation of the State of Maryland, and that said instrument was signed and sealed on behalf of said Corporation in its capacity as general partner of Saul Holdings Limited Partnership, a Maryland Limited Partnership; and said officer acknowledged said instrument to be the free act and deed of said Corporation acting in its capacity as general partner of the above named Limited Partnership.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public
My term expires:
(SEAL)

EXHBIT C
OUTSIDE STORAGE AREA AND FLAMMABLE STORAGE UNITS AREA

Exhibit D*
List of Chemicals and Hazardous Materials

*	This exhibit to this agreement has not been included herewith, but will be furnished supplementally to the Securities and Exchange Commission upon request.